                                   EXHIBIT A
                           AGREEMENT OF JOINT FILING

         In accordance with Rule 13D-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) of a statement on Schedule 13D or any amendments thereto, with respect to the Common Stock of William H. Sadlier, Inc. and that this Agreement be included as an Exhibit to such filing.

         This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on the 16th day of July, 1996.


                                           HILLTOP PARTNERS, L.P.

                                           By: LAIFER CAPITAL MANAGEMENT, INC,
                                                  as General Partner


                                           By: /s/ Lance Laifer
                                               --------------------------------
                                               Lance Laifer, President

                                           LAIFER CAPITAL MANAGEMENT, INC.


                                           By: /s/ Lance Laifer
                                               --------------------------------
                                               Lance Laifer, President


                                               /s/ Lance Laifer
                                               --------------------------------
                                               LANCE LAIFER

                                    Annex A

                                   Laifer   Hilltop  Wolfson  Offshore Haussman
Date      Price   Comm.  Net Price # Shares # Shares # Shares # Shares # Shares
 6/6/96   $8.25  $0.125   $8.375       200        0        0        0        0
 6/6/96    8.25   0.05     8.30      3,800    2,300      700      500      300
 6/7/96    8.25   0.05     8.30      2,500    1,400      600      300      200
6/10/96    9.00   0.05     9.05        300        0      300        0        0
6/11/96    9.00   0.05     9.05        200      200        0        0        0
6/12/96    9.00   0.05     9.05        200        0        0      200        0
6/13/96    9.00   0.05     9.05        300      200        0        0      100
6/14/96    9.00   0.05     9.05        200        0      200        0        0
6/17/96    9.00   0.05     9.05        300        0      300        0        0
6/18/96    9.50   0.05     9.55      2,000      600    1,200        0      200
6/25/96   10.50   0.05    10.55      2,000      800    1,000      100      100
7/10/96    9.50   0.05     9.55     25,000   13,800    6,100    2,900    2,200


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